Exhibit 4.1

EVERGY KANSAS CENTRAL, INC.

TO

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee

(as Successor to

HARRIS TRUST AND SAVINGS BANK)

FIFTY-SECOND SUPPLEMENTAL INDENTURE

to Original Mortgage Filed with Shawnee County Register of Deeds on July 1, 1939, at Book 778 Page 216

Dated as of November 15, 2023

First Mortgage Bonds, 5.90% Series due 2033

TABLE OF CONTENTS

Parties	1
Recitals	1
Granting Clause	5
Habendum	7
Exceptions and Reservations	8

		PAGE
ARTICLE I
DESCRIPTION OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1.	General Description of Bonds of the 5.90% Series due 2033	9
Section 2.	Denominations of Bonds of the 5.90% Series due 2033 and Privilege of Exchange	10
Section 3.	Form of Bonds of the 5.90% Series due 2033	10
Section 4.	Execution and Form of Temporary Bonds of the 5.90% Series due 2033	19

ARTICLE II
ISSUE OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1.	Limitation as to Principal Amount of Bonds of the 5.90% Series due 2033	19
Section 2.	Execution and Delivery of Bonds of the 5.90% Series due 2033	19
Section 3.	Additional Bonds of the 5.90% Series due 2033	19

ARTICLE III
REDEMPTION AND SUBSTITUTION OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1.	Optional Redemption of Bonds of the 5.90% Series due 2033.	20
Section 2.	Substitution of Bonds of the 5.90% Series due 2033	23

ARTICLE IV
ADDITIONAL COVENANTS

Section 1.	Title to Mortgaged Property	24
Section 2.	To Retire Certain Portions of Bonds upon Release of All or Substantially All of the Electric Properties	24
Section 3.	The Bonds of the 5.90% Series due 2033 shall be subject to the following provision	25

ii

FIFTY-SECOND SUPPLEMENTAL INDENTURE, dated as of the 15th day of November, Two Thousand and Twenty-Three, made by and between Evergy Kansas Central, Inc., formerly Westar Energy, Inc., a corporation organized and existing under the laws of the State of Kansas (and successor by the Merger (hereinafter defined) to Westar Energy, Inc., formerly The Kansas Power and Light Company, sometimes hereinafter called the “Company-Predecessor”) (hereinafter called the “Company”), party of the first part, and The Bank of New York Mellon Trust Company, N.A., a national banking association whose mailing address is 311 S. Wacker Drive, Suite 6200B Mailbox #44, Chicago, Illinois 60606 (hereinafter called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), under the Mortgage and Deed of Trust dated July 1, 1939, hereinafter mentioned, party of the second part;

WHEREAS, the Company has heretofore executed and delivered to the Trustee its Mortgage and Deed of Trust dated July 1, 1939 (hereinafter referred to as the “Original Indenture”), to provide for and to secure the issue of First Mortgage Bonds of the Company, issuable in series, and to declare the terms and conditions upon which the Bonds (as defined in the Original Indenture) are to be issued thereunder; and

WHEREAS, the Company has heretofore executed and delivered to the Trustee fifty-one Supplemental Indentures, in addition to the Forty-Second Supplemental (Reopening) Indenture, supplemental to said Original Indenture, of which forty-eight provided for the issuance thereunder of series of the Company’s First Mortgage Bonds, and there is set forth below information with respect to such Supplemental Indentures as have provided for the issuance of Bonds, and the principal amount of Bonds which remain outstanding as of November 15, 2023:

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Supplemental Indenture	July 1, 1939	3-1/2% Series Due 1969	$26,500,000	None
Second Supplemental Indenture	April 1, 1949	2-7/8% Series Due 1979	10,000,000	None
Fourth Supplemental Indenture	October 1, 1949	2-3/4% Series Due 1979	6,500,000	None
Fifth Supplemental Indenture	December 1, 1949	2-3/4% Series Due 1984	32,500,000	None
Seventh Supplemental Indenture	December 1, 1951	3-1/4% Series Due 1981	5,250,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Eighth Supplemental Indenture	May 1, 1952	3-1/4% Series Due 1982	4,750,000	None
Ninth Supplemental Indenture	October 1, 1954	3-1/8% Series Due 1984	8,000,000	None
Tenth Supplemental Indenture	September 1, 1961	4-3/4% Series Due 1991	13,000,000	None
Eleventh Supplemental Indenture	April 1, 1969	7-5/8% Series Due 1999	19,000,000	None
Twelfth Supplemental Indenture	September 1, 1970	8-3/4% Series Due 2000	20,000,000	None
Thirteenth Supplemental Indenture	February 1, 1975	8-5/8% Series Due 2005	35,000,000	None
Fourteenth Supplemental Indenture	May 1, 1976	8-5/8% Series Due 2006	45,000,000	None
Fifteenth Supplemental Indenture	April 1, 1977	5.90% Pollution Control Series Due 2007	32,000,000	None
Sixteenth Supplemental Indenture	June 1, 1977	8-1/8% Series Due 2007	30,000,000	None
Seventeenth Supplemental Indenture	February 1, 1978	8-3/4% Series Due 2008	35,000,000	None
Eighteenth Supplemental Indenture	January 1, 1979	6-3/4% Pollution Control Series Due 2009	45,000,000	None
Nineteenth Supplemental Indenture	May 1, 1980	8-1/4% Pollution Control Series Due 1983	45,000,000	None
Twentieth Supplemental Indenture	November 1, 1981	16.95% Series Due 1988	25,000,000	None
Twenty-First Supplemental Indenture	April 1, 1982	15% Series Due 1992	60,000,000	None

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Twenty-Second Supplemental Indenture	February 1, 1983	9-5/8% Pollution Control Series Due 2013	58,500,000	None
Twenty-Third Supplemental Indenture	July 1, 1986	8-1/4% Series Due 1996	60,000,000	None
Twenty-Fourth Supplemental Indenture	March 1, 1987	8-5/8% Series Due 2020	50,000,000	None
Twenty-Fifth Supplemental Indenture	October 15, 1988	9.35% Series Due 1998	75,000,000	None
Twenty-Sixth Supplemental Indenture	February 15, 1990	8-7/8% Series Due 2000	75,000,000	None
Twenty-Seventh Supplemental Indenture	March 12, 1992	7.46% Demand Series	370,000,000	None
Twenty-Eighth Supplemental Indenture	July 1, 1992	7-1/4% Series Due 1999	125,000,000	None
		8-1/2% Series Due 2022	125,000,000	None
Twenty-Ninth Supplemental Indenture	August 20, 1992	7-1/4% Series Due 2002	100,000,000	None
Thirtieth Supplemental Indenture	February 1, 1993	6% Pollution Control Revenue Refunding Series Due 2033	58,500,000	None
Thirty-First Supplemental Indenture	April 15, 1993	7.65% Series Due 2023	100,000,000	None
Thirty-Second Supplemental Indenture	April 15, 1994	7-1/2% Series Pollution Control Revenue Refunding Due 2032	75,500,000	75,500,000

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Thirty-Third Supplemental Indenture	August 11, 1997	6-7/8% Convertible Series Due 2004	370,000,000	None
		7-1/8% Convertible Series Due 2009	150,000,000	None
Thirty-Fourth Supplemental Indenture	June 28, 2000	9-1/2% Series Due 2003	397,800,000	None
Thirty-Fifth Supplemental Indenture	May 10, 2002	7-7/8% Series Due 2007	365,000,000	None
Thirty-Sixth Supplemental Indenture	June 1, 2004	5.00% Series Pollution Control Refunding Revenue Due 2033	58,340,000	None
Thirty-Seventh Supplemental Indenture	June 17, 2004	6.00% Series Due 2014	250,000,000	None
Thirty-Eighth Supplemental Indenture	January 18, 2005	5.15% Series Due 2017	125,000,000	None
		5.95% Series Due 2035	125,000,000	None
Thirty-Ninth Supplemental Indenture	June 30, 2005	5.10% Series Due 2020	250,000,000	None
		5.875% Series Due 2036	150,000,000	None
Fortieth Supplemental Indenture	May 15, 2007	6.10% Series Due 2047	150,000,000	None
Forty-First Supplemental Indenture	November 25, 2008	8.625% Series Due 2018	300,000,000	None
Forty-Second Supplemental Indenture	March 1, 2012	4.125% Series Due 2042	250,000,000	250,000,000
Forty-Second Supplemental (Reopening) Indenture	May 17, 2012	4.125% Series Due 2042	300,000,000	300,000,000

Supplemental Indenture	Date	Series of First Mortgage Bonds Provided For	Principal Amount Issued	Principal Amount Outstanding
Forty-Third Supplemental Indenture	March 28, 2013	4.10% Series Due 2043	430,000,000	430,000,000
Forty-Fourth Supplemental Indenture	August 19, 2013	4.625% Series Due 2043	250,000,000	250,000,000
Forty-Fifth Supplemental Indenture	November 13, 2015	3.25% Series Due 2025	250,000,000	250,000,000
		4.25% Series Due 2045	300,000,000	300,000,000
Forty-Sixth Supplemental Indenture	June 20, 2016	2.55% Series Due 2026	350,000,000	350,000,000
Forty-Seventh Supplemental Indenture	March 6, 2017	3.10% Series Due 2027	300,000,000	300,000,000
Forty-Ninth Supplemental Indenture	August 19, 2019	3.25% Series Due 2049	300,000,000	300,000,000
Fiftieth Supplemental Indenture	April 9, 2020	3.45% Series Due 2050	500,000,000	500,000,000
Fifty-First Supplemental Indenture	March 14, 2023	5.70% Series Due 2053	400,000,000	400,000,000

; and

WHEREAS, pursuant to that Amended and Restated Agreement and Plan of Merger, dated as of July 9, 2017, by and among the Company-Predecessor, Great Plains Energy Incorporated, a corporation organized and existing under the laws of the State of Missouri, Monarch Energy Holding, Inc., a corporation organized and existing under the laws of the State of Missouri (“Monarch Energy”), and King Energy, Inc., a corporation organized and existing under the laws of the State of Kansas and a wholly owned subsidiary of Monarch Energy (“Merger Sub”), on June 4, 2018 Merger Sub merged with and into the Company-Predecessor, with the Company surviving the merger (the “Merger”), on such terms as fully to preserve and in no respect impair the lien on the mortgaged property under the Original Indenture as amended by all indentures supplemental thereto (hereinafter sometimes collectively called the “Indenture”) or any of the rights or powers of the Trustee or of the holders of the Bonds thereunder; and

WHEREAS, pursuant to the Forty-Eighth Supplemental Indenture to supplement the Original Indenture, the Company, as a successor corporation resulting from the Merger, assumed the due and punctual performance and observance of all the covenants and conditions to be kept or performed by the Company-Predecessor under the Indenture and the due and punctual payment of the principal of and interest on all Bonds now outstanding under the Indenture according to their tenor and to enable the Company to have and exercise powers and rights of the Company-Predecessor under the Indenture in accordance with the terms thereof; and

WHEREAS, on September 16, 2019, the Company formally changed its name from Westar Energy, Inc. to Evergy Kansas Central, Inc.; and

WHEREAS, the Company is entitled at this time to have authenticated and delivered additional bonds, upon compliance with the provisions of Article III of the Original Indenture, as amended; and

WHEREAS, the Company desires by this Fifty-Second Supplemental Indenture (hereinafter referred to as this “Supplemental Indenture”) to supplement the Original Indenture and to provide for the creation of a new series of bonds under the Original Indenture to be designated “First Mortgage Bonds, 5.90% Series due 2033” (hereinafter called “Bonds of the 5.90% Series due 2033”); and the Original Indenture provides that certain terms and provisions, as determined by the Board of Directors of the Company, of the Bonds of any particular series may be expressed in and provided by the execution of an appropriate supplemental indenture; and

WHEREAS, the Company in the exercise of the powers and authority conferred upon and reserved to it under the provisions of the Original Indenture and indentures supplemental thereto, and pursuant to appropriate resolutions of its Board of Directors, has duly resolved and determined to make, execute and deliver to the Trustee a supplemental indenture in the form hereof for the purposes herein provided; and

WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument have been done, performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

NOW, THEREFORE, THIS INDENTURE WITNESSETH: That, in consideration of the premises and of the mutual covenants herein contained and of the sum of One Dollar duly paid by the Company to the Trustee at or before the time of the execution of these presents, and of other valuable considerations, the receipt whereof is hereby acknowledged, and in order further to secure the payment of the principal of and interest and premium, if any, on all Bonds at any time issued and outstanding under the Indenture according to their tenor, purpose and effect, and to declare certain terms and conditions upon and subject to which

Bonds are to be issued and secured, the Company has executed and delivered this Supplemental Indenture, and by these presents grants, bargains, sells, warrants, aliens, releases, conveys, assigns, transfers, mortgages, pledges, sets over and ratifies and confirms unto The Bank of New York Mellon Trust Company, N.A., as Trustee, and to its successors in trust under the Indenture forever, all and singular the following described properties (in addition to all other properties heretofore specifically subjected to the lien of the Indenture and not heretofore released from the lien thereof), that is to say:

FIRST.

All and singular the lands, real estate, chattels real, easements, servitudes, and leaseholds of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, together with all improvements of any type located thereon.

Also all power houses, plants, buildings and other structures, dams, dam sites, substations, heating plants, gas works, holders and tanks, compressor stations, gasoline extraction plants, together with all and singular the electric heating, gas and mechanical appliances appurtenant thereto of every nature whatsoever, now owned by the Company or which it may hereafter acquire, including all and singular the machinery, engines, boilers, furnaces, generators, dynamos, turbines and motors, and all and every character of mechanical appliance for generating or producing electricity, steam, water, gas and other agencies for light, heat, cold or power or any other purpose whatsoever.

SECOND.

Also all transmission and distribution systems used for the transmission and distribution of electricity, steam, water, gas and other agencies for light, heat, cold or power, or any other purpose whatsoever, whether underground or overhead or on the surface or otherwise of the Company, or which, subject to the provisions of Article XII of the Original Indenture, the Company may hereafter acquire, including all poles, posts, wires, cables, conduits, mains, pipes, tubes, drains, furnaces, switchboards, transformers, insulators, meters, lamps, fuses, junction boxes, water pumping stations, regulator stations, town border metering stations and other electric, steam, water and gas fixtures and apparatus.

THIRD.

Also all franchises and all permits, ordinances, easements, privileges and immunities and licenses, all rights to construct, maintain and operate overhead, surface and underground systems for the distribution and transmission of electricity, gas, water or steam for the supply to itself or others of light, heat, cold or power or any other purpose whatsoever, all rights-of-way, all waters, water rights and flowage rights and all grants and consents, now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

Also all inventions, patent rights and licenses of every kind now owned by the Company or, subject to the provisions of Article XII of the Original Indenture, which it may hereafter acquire.

FOURTH.

Also, subject to the provisions of Article XII of the Original Indenture, all other property, real, personal and mixed (except as therein or herein expressly excepted) of every nature and kind and wheresoever situated now or hereafter possessed by or belonging to the Company, or to which it is now, or may at any time hereafter be, in any manner entitled at law or in equity.

FIFTH.

Also any and all property of any kind or description which may from time to time after the date of the Original Indenture by delivery or by writing of any kind be conveyed, mortgaged, pledged, assigned or transferred to the Trustee by the Company or by any person, copartnership or corporation, with the consent of the Company or otherwise, and accepted by the Trustee, to be held as part of the mortgaged property; and the Trustee is hereby authorized to accept and receive any such property and any such conveyance, mortgage, pledge, assignment and transfer, as and for additional security hereunder, and to hold and apply any and all such property subject to and in accordance with the terms and provisions upon which such conveyance, mortgage, pledge, assignment or transfer shall be made.

SIXTH.

Together with all and singular, the tenements, hereditaments and appurtenances belonging or in anywise appertaining to the aforesaid property or any part thereof, with the reversion and reversions, remainder and remainders, tolls, rents, revenues, issues, income, products and profits thereof, and all the estate, right, title, interest and claim whatsoever, at law and in equity, which the Company now has or may hereafter acquire in and to the aforesaid property and franchises and every part and parcel thereof.

EXPRESSLY EXCEPTING AND EXCLUDING, HOWEVER, all properties of the character excepted from the lien of the Original Indenture.

TO HAVE AND TO HOLD all said properties, real, personal and mixed, mortgaged, pledged and conveyed by the Company as aforesaid, or intended so to be, unto the Trustee and its successors and assigns forever;

SUBJECT, HOWEVER, to the exceptions and reservations hereinabove referred to, to existing leases other than leases which by their terms are subordinate to the lien of the Indenture, to existing liens upon rights-of-way for transmission or distribution line purposes, as defined in Article I of the Original Indenture; and any extensions thereof, and subject to existing easements for streets, alleys, highways, rights-of-way and railroad purposes over, upon and across certain of the property herein before described and subject also to all the terms, conditions, agreements, covenants, exceptions and reservations expressed or provided in the deeds or other instruments respectively under and by virtue of which the Company acquired the properties hereinabove described and to undetermined liens and charges, if any, incidental to construction or other existing permitted liens as defined in Article I of the Original Indenture;

IN TRUST, NEVERTHELESS, upon the terms and trusts in the Original Indenture, and the indentures supplemental thereto, including this Supplemental Indenture, set forth, for the equal and proportionate benefit and security of all present and future holders of the Bonds and coupons issued and to be issued thereunder, or any of them, without preference of any of said Bonds and coupons of any particular series over the Bonds and coupons of any other series by reason of priority in the time of issue, sale or negotiation thereof, or by reason of the purpose of issue or otherwise howsoever, except as otherwise provided in Section 2 of Article IV of the Original Indenture.

AND IT IS HEREBY COVENANTED, DECLARED AND AGREED, by and between the parties hereto for the benefit of those who shall hold the Bonds and coupons, or any of them, to be issued under the Indenture as follows:

ARTICLE I

DESCRIPTION OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1. General Description of Bonds of the 5.90% Series due 2033. The Bonds of the 5.90% Series due 2033 to be executed, authenticated and delivered under and secured by the Original Indenture shall be designated as “First Mortgage Bonds, 5.90% Series due 2033” of the Company. The Bonds of the 5.90% Series due 2033 shall be executed, authenticated and delivered in accordance with the provisions of, and shall in all respects be subject to, all of the terms, conditions and covenants of the Indenture and subject to all the terms, conditions and covenants of this Supplemental Indenture.

Bonds of the 5.90% Series due 2033 shall mature on November 15, 2033 and shall bear interest at the rate of 5.90 percent (5.90%) per annum payable semi-annually on the fifteenth day of May and November in each year, commencing May 15, 2024. Every Bond of the 5.90% Series due 2033 shall be dated the date of authentication of such Bond except that, notwithstanding the provisions of Section 6 of Article II of the Original Indenture, if any Bond of the 5.90% Series due 2033 shall be authenticated at any time subsequent to the record date (as hereinafter in this Section defined) for any interest payment date but prior to the day following such interest payment date, it shall be dated as of the day following such interest payment date, provided, however, if at the time of authentication of any Bond of the 5.90% Series due 2033 interest shall be in default on any Bonds of the 5.90% Series due 2033, such Bond shall be dated as of the day following the interest payment date to which interest has previously been paid in full or made available for payment in full on outstanding Bonds of the 5.90% Series due 2033, as the case may be, or, if no interest has been paid or made available for payment, as of the date of initial authentication and delivery of such Bond. Every Bond of the 5.90% Series due 2033 shall bear interest from the May 15 or November 15 immediately preceding the date thereof, unless such Bond shall be dated prior to May 15, 2024, in which case it shall bear interest from November 15, 2023.

The person in whose name any Bond of the 5.90% Series due 2033 is registered at the close of business on any record date with regard to any interest payment date shall be entitled to receive the interest payable thereon on such interest payment date notwithstanding the cancellation of such Bond upon the transfer or exchange thereof subsequent to such record date and prior to the day following such interest payment date, unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name such Bond is registered on the date of payment of such defaulted interest. The term “record date” as used in this Section with regard to any May 15 and November 15 interest payment date shall mean the close of business on (i) the Business Day immediately preceding such interest payment date for so long as all of the Bonds of the 5.90% Series due 2033 remain in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if any of the Bonds do not remain in book-entry only form. The Bonds of the 5.90% Series due 2033 shall be payable as to principal, premium, if any, and interest, in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, at the agency of the Company in the City of Chicago, Illinois, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

Section 2. Denominations of Bonds of the 5.90% Series due 2033 and Privilege of Exchange. The Bonds of the 5.90% Series due 2033 shall be registered bonds without coupons of the minimum denominations of $2,000 and of any integral multiples of $1,000 in excess thereof, numbered consecutively from R-1. Bonds of the 5.90% Series due 2033 may each be interchanged for other Bonds within the same Series in authorized denominations and in the same aggregate principal amounts, without charge, except for any tax or governmental charge imposed in connection with such interchange.

Section 3. Form of Bonds of the 5.90% Series due 2033. The Bonds of the 5.90% Series due 2033, and the Trustee’s Certificate with respect thereto, shall be substantially in the following forms, respectively:

[Form of Bond appears on following page]

[FORM OF LEGEND FOR GLOBAL SECURITY]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE OR ANY SUPPLEMENT THERETO.

UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CUSIP 30036F AC5

EVERGY KANSAS CENTRAL, INC.

(Incorporated under the laws of the State of Kansas)

FIRST MORTGAGE BOND, 5.90% Series due 2033

DUE November 15, 2033

No. R-1	$[ ],000,000.00

EVERGY KANSAS CENTRAL, INC., a corporation organized and existing under the laws of the State of Kansas (hereinafter called the “Company”, which term shall include any successor corporation as defined in the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, on the fifteenth day of November, 2033, the principal sum of [ ] MILLION DOLLARS ($[ ],000,000.00) in any coin or currency of the United States of America which at the time of payment is legal tender for public and private debts, and to pay interest thereon in like coin or currency from the fifteenth day of May and November immediately preceding the date of this Bond, unless such Bond shall be dated prior to May 15, 2024, in which case from November 15, 2023 at the rate of 5.90 percent (5.90%) per annum, payable semi-annually, on May 15 and November 15 of each year, commencing May 15, 2024, until maturity, or, if this Bond shall be duly called for redemption or submitted for repurchase, until the redemption date or repurchase date, as the case may be, or, if the Company shall default in the payment of the principal or premium hereof, until the Company’s obligation with respect to the payment of such principal or premium shall be discharged as provided in the Indenture hereinafter mentioned. The interest payable on any May 15 or November 15 interest payment date as aforesaid will be paid to the person in whose name this Bond is registered at the close of business on the record date for the interest payment date, which will be the close of business on (i) the Business Day immediately preceding such interest payment date for so as long as this Bond remains in book-entry only form or (ii) the fifteenth calendar day immediately preceding each interest payment date if this Bond does not remain in book-entry only form (the “record date”), unless the Company shall default in the payment of the interest due on such interest payment date, in which case such defaulted interest shall be paid to the person in whose name this Bond is registered on the date of payment of such defaulted interest. Principal of, premium, if any, and interest on, this Bond are payable at the agency of the Company in the City of Chicago, Illinois in immediately available funds, or at the option of the holder thereof at the agency of the Company in the Borough of Manhattan, The City of New York, provided that at the option of the Company interest may be paid by check mailed to the holder at such holder’s registered address.

This Bond is one of a duly authorized issue of Bonds of the Company (herein called the “Bonds”), in unlimited aggregate principal amount, of the series hereinafter specified, all issued and to be issued under and equally and ratably secured by a Mortgage and Deed of Trust, dated July 1, 1939 (the “Original Mortgage”), executed by the Company to The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), as Trustee (as successor to Harris Trust and Savings Bank), as amended by indentures supplemental thereto including the Fifty-Second indenture supplemental thereto dated as of November 15, 2023 (herein called the “Supplemental Indenture”), between the Company and the Trustee (said Original Mortgage, as so amended, being herein called the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the properties mortgaged and pledged, the nature and extent of the security, the rights of the bearers or registered owners of the Bonds and of the Trustee in respect thereto, and the terms and conditions upon which the Bonds are, and are to be, secured. The Bonds may be issued in series, for various principal sums, may mature at different times, may bear interest at different rates and may otherwise vary as in the Indenture provided. This Bond is one of a series designated as the “First Mortgage Bonds, 5.90% Series due 2033” (herein called “Bonds of the 5.90% Series due 2033”) of the Company, issued under and secured by the Indenture executed by the Company to the Trustee. Additional Bonds of the 5.90% Series due 2033 may be issued, at the option of the Company, without the consent of any holder of the Bonds of the 5.90% Series due 2033, at any time and from time to time in unlimited aggregate principal amount.

To the extent permitted by, and as provided in the Indenture, modifications or alterations of the Indenture or of any indenture supplemental thereto, and of the rights and obligations of the Company and of the holders of the Bonds and coupons, may be made with the consent of the Company by an affirmative vote of not less than 60% in principal amount of the Bonds entitled to vote then outstanding, at a meeting of holders of the Bonds called and held as provided in the Indenture, and by an affirmative vote of not less than 60% in principal amount of the Bonds of any series entitled to vote then outstanding and affected by such modification or alteration, in case one or more but less than all of the series of Bonds then outstanding under the Indenture are so affected. No modification or alteration shall be made which will affect the terms of payment of the principal of or premium, if any, or interest on, this Bond, which are unconditional. The Company has reserved the right to make certain amendments to the Indenture, without any consent or other action by holders of the Bonds of this series (i) to the extent necessary from time to time to qualify the Indenture under the Trust Indenture Act of 1939, (ii) to delete the requirement that the Company meet a net earnings test as a condition to authenticating additional Bonds or merging into another company, (iii) to make certain other amendments which make the provisions for the release of mortgaged property less restrictive and (iv) to make certain other amendments, all as more fully provided in the Indenture and in the Supplemental Indenture. In addition, once all Bonds issued prior to January 1, 1997 are no longer outstanding, the Company will be permitted to issue additional Bonds in an amount equal to 70% of the value of net bondable property additions not subject to an unfunded prior lien, as provided in the Original Mortgage.

This Bond is subject to redemption by the Company, prior to August 15, 2033 (the “Par Call Date”) at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimals) equal to the greater of: (1)(a) the sum of present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bond plus 25 basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Bond to be redeemed, plus in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

This Bond is subject to redemption by the Company on or after Par Call Date at its option, in whole or in part, at any time and from time to time in part, at a redemption price equal to 100% of the principal amount of the Bond to be redeemed, plus accrued and unpaid interest thereon, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

Such redemption in every case shall be effected upon notice given: (1) at least ten days and not more than sixty days prior to the redemption date, to the registered owners of such Bonds at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price (or if not then ascertainable, the manner of calculation thereof) and date, in each case, subject to the conditions of and as more fully set forth in the Indenture.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the 5.90% Series due 2033, installments of interest on the Bonds of the 5.90% Series due 2033 that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the registered owners of the Bonds of the 5.90% Series due 2033 as of the close of business on the relevant record date according to the Bonds of the 5.90% Series due 2033 and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the 5.90% Series due 2033 is registered on the date of payment of such defaulted interest. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

A notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the redemption date. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption have occurred before the redemption date or have been waived by the Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds or pay the holders thereof any redemption proceeds, and the Company’s failure to so redeem the Bonds will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur and are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds will not be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds or portions of the Bonds called for redemption.

In case an event of default, as defined in the Indenture, shall occur, the principal of all of the Bonds at any such time outstanding under the Indenture may be declared or may become due and payable, upon the conditions and in the manner and with the effect provided in the Indenture. The Indenture provides that such declaration may in certain events be waived by the holders of a majority in principal amount of the Bonds outstanding.

This Bond is transferable by the registered owner hereof, in person or by duly authorized attorney, on the books of the Company to be kept for that purpose at the agency of the Company in the City of Chicago, Illinois, and at the agency of the Company in the Borough of Manhattan, The City of New York, upon surrender and cancellation of this Bond and on presentation of a duly executed written instrument of transfer, and thereupon a new registered Bond or Bonds of the same series, of the same aggregate principal amount and in authorized denominations will be issued to the transferee or transferees in exchange herefor; and this Bond, with or without others of like form and series, may in like manner be exchanged for one or more new registered Bonds of the same series of other authorized denominations but of the same aggregate principal amount; all upon payment of the charges and subject to the terms and conditions set forth in the Indenture.

The Company or a successor entity may deliver to the Trustee in substitution for any Bonds of the 5.90% Series due 2033, mortgage bonds or other similar instruments as set forth in the Indenture.

Subject to the preceding sentence, no recourse shall be had for the payment of the principal of or premium, if any, or interest on this Bond, or for any claim based hereon or on the Indenture or any indenture supplemental thereto, against any incorporator, or against any stockholder, director or officer, past, present or future, of the Company, or of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, stockholders, directors or officers being released by every owner hereof by the acceptance of this Bond and as part of the consideration for the issue hereof, and being likewise released by the terms of the Indenture.

No director, officer, employee or stockholder of the Company will have any liability for any obligations of the Company under the Bonds or Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Bond waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Bonds. The waiver may not be effective to waive liabilities under the federal securities laws. It is the view of the Securities and Exchange Commission that this type of waiver is against public policy.

This Bond shall not be entitled to any benefit under the Indenture or any indenture supplemental thereto, or become valid or obligatory for any purpose, until The Bank of New York Mellon Trust Company, N.A., the Trustee (as successor to Harris Trust and Savings Bank) under the Indenture, or a successor trustee thereto under the Indenture, shall have signed the form of certificate endorsed hereon.

IN WITNESS WHEREOF, EVERGY KANSAS CENTRAL, INC. has caused this Bond to be signed in its name by its Chairman of the Board, President and Chief Executive Officer or a Vice President, manually or by facsimile, and its corporate seal (or a facsimile thereof) to be hereto affixed and attested by its Secretary or an Assistant Secretary, manually or by facsimile.

Dated:

EVERGY KANSAS CENTRAL, INC.

By:
Geoffrey T. Ley
Vice President - Corporate Planning and Treasurer

Attest:

Heather A. Humphrey
Senior Vice President, General Counsel and
Corporate Secretary

[SIGNATURE PAGE TO GLOBAL NOTE]

TRUSTEE’S CERTIFICATE

This Bond is one of the Bonds, of the series designated herein, described in the within-mentioned Mortgage and Deed of Trust dated July 1, 1939 and Supplemental Indenture dated as of November 15, 2023.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.
As Trustee

By:
Authorized Signatory

[TRUSTEE’S CERTIFICATE TO GLOBAL NOTE]

Section 4. Execution and Form of Temporary Bonds of the 5.90% Series due 2033. Until Bonds of the 5.90% Series due 2033 in definitive form are ready for delivery, the Company may execute, and upon its request in writing the Trustee shall authenticate and deliver, in lieu thereof, Bonds of the 5.90% Series due 2033 in temporary form, as provided in Section 9 of Article II of the Original Indenture.

ARTICLE II

ISSUE OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1. Limitation as to Principal Amount of Bonds of the 5.90% Series due 2033. The total principal amount of Bonds of the 5.90% Series due 2033 which may be authenticated and delivered hereunder is not limited except as the Original Indenture and this Supplemental Indenture limit the principal amount of Bonds which may be issued thereunder.

Section 2. Execution and Delivery of Bonds of the 5.90% Series due 2033. Bonds of the 5.90% Series due 2033 for the aggregate principal amount of $300,000,000 may forthwith be executed by the Company and delivered to the Trustee and shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture.

Section 3. Additional Bonds of the 5.90% Series due 2033. The Bonds of the 5.90% Series due 2033 need not be issued at the same time. Subject to the limitations of the Original Indenture and this Supplemental Indenture with respect to the principal amount of Bonds which may be issued thereunder, the Company may, from time to time, at its option and without the consent of any holder of the Bonds of the 5.90% Series due 2033, reopen the 5.90% Series due 2033 for issuance of additional Bonds of the 5.90% Series due 2033 (such Bonds, “Additional Bonds”); provided that if the Additional Bonds are not fungible with the previously issued Bonds of the 5.90% Series due 2033 for United States federal income tax purposes, the Additional Bonds will have a separate CUSIP number, and further provided that Additional Bonds shall rank pari passu with any outstanding Bonds of the 5.90% Series due 2033, shall be consolidated with and treated as a single series with the outstanding Bonds of the 5.90% Series due 2033 for all purposes, and shall have terms and conditions identical to those of the other outstanding Bonds of the 5.90% Series due 2033, except that Additional Bonds may differ with respect to:

(i) the date of issuance;

(ii) the amount of interest payable on the first interest payment date therefor;

(iii) the first interest payment date;

(iv) the issue price; and

(v) any adjustments necessary in order to conform to and ensure compliance with the Securities Act of 1933, as amended (or other applicable securities laws), which are not adverse in any material respect to the holder of any outstanding Bonds of the 5.90% Series due 2033.

Additional Bonds of the 5.90% Series due 2033 executed by the Company and delivered to the Trustee shall be authenticated by the Trustee and delivered (either before or after the filing or recording hereof) to or upon the order of the Company, upon receipt by the Trustee of the resolutions, certificates, instruments and opinions required by Article III of the Original Indenture.

ARTICLE III

REDEMPTION AND SUBSTITUTION OF BONDS OF THE 5.90% SERIES DUE 2033

Section 1. Optional Redemption of Bonds of the 5.90% Series due 2033.

(1) Optional Redemption of Bonds of the 5.90% Series due 2033. The Bonds of the 5.90% Series due 2033 are subject to redemption by the Company, prior to August 15, 2033 (the “Par Call Date”) at its option, in whole or in part, at any time and from time to time, after giving the required notice under subsection (2) of this Article III, Section 1, at a redemption price (expressed as a percentage of principal amount and rounded to three decimals) equal to the greater of: (1)(a) the sum of present values of the remaining scheduled payments of principal and interest on Bonds of the 5.90% Series due 2033 discounted to the redemption date (assuming the Bonds of the 5.90% Series due 2033 matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate applicable to the Bonds of the 5.90% Series due 2033 plus twenty-five (25) basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Bonds of the 5.90% Series due 2033 to be redeemed, plus in either case, accrued and unpaid interest thereon to, but excluding, the redemption date.

On or after the Par Call Date, the Company may redeem the Bonds of the 5.90% Series due 2033 at its option, in whole or in part, at any time and from time to time, after giving the required notice under subsection (2) of this Article III, Section 1, at a redemption price equal to 100% of the principal amount of the Bonds of the 5.90% Series due 2033 to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

For purposes of the optional redemption provisions, the following term has the following meaning:

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable:

•	the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or

•

if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or

•

if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this clause, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date. If there is no United States Treasury security maturing on the Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date, or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

The Trustee shall have no obligation or duty whatsoever to determine, or to verify the Company’s calculations of, the redemption price.

Notwithstanding the foregoing, so long as there is no existing default in the payment on the Bonds of the 5.90% Series due 2033, installments of interest on the Bonds of the 5.90% Series due 2033 that are due and payable on an interest payment date falling on or prior to a redemption date shall be payable on such interest payment date to the registered owners of the Bonds of the 5.90% Series due 2033 as of the close of business on the relevant record date according to the Bonds of the 5.90% Series due 2033 and the Indenture, except as and to the extent the Company shall default in the payment of the interest due on such interest payment date, in which case defaulted interest shall be paid to the person in whose name such Bond of the 5.90% Series due 2033 is registered on the date of payment of such defaulted interest. The redemption price will be calculated assuming a 360-day year consisting of twelve 30-day months.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Bonds of the 5.90% Series due 2033 or portions of the Bonds of the 5.90% Series due 2033 called for redemption.

(2) Notice of Redemption. Subject to the provisions of Article V of the Original Indenture, in the case of redeeming all or any portion of the Bonds of the 5.90% Series due 2033, the Company shall cause notice of redemption to be given (1) at least ten days and not more than sixty days prior to the date of redemption, to the registered owners of such Bonds of the 5.90% Series due 2033 at their addresses as the same shall appear on the transfer register of the Company; and (2) stating, among other things, the redemption price (or if not then ascertainable, the manner of calculation thereof) and date.

Notwithstanding the foregoing, a notice of redemption may provide that the optional redemption described in such notice is conditioned upon the occurrence of certain events before the date of redemption. Such notice of conditional redemption will be of no effect unless all such conditions to the redemption shall have occurred before the redemption date or shall have been waived by the

Company. If any of these events fail to occur and are not waived by the Company, the Company will be under no obligation to redeem the Bonds of the 5.90% Series due 2033 or pay the holders thereof any redemption proceeds and the Company’s failure to so redeem the Bonds of the 5.90% Series due 2033 will not be considered a default or event of default under the Indenture. In the event that any of these conditions fail to occur or are not waived by the Company, the Company will promptly notify the Trustee in writing that the conditions precedent to such redemption have failed to occur and the Bonds of the 5.90% Series due 2033 will not be redeemed.

In connection with any redemption of the Bonds of the 5.90% Series due 2033 occurring prior to the Par Call Date, the Company shall give the Trustee notice of the redemption price promptly after the calculation thereof and the Trustee shall not be responsible for such calculation.

Section 2. Substitution of Bonds of the 5.90% Series due 2033. The Company may deliver to the Trustee in substitution for any Bonds of the 5.90% Series due 2033, mortgage bonds or other similar secured instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest and having the same interest payment dates and same redemption provisions as the Bonds of the 5.90% Series due 2033 and which are otherwise substantially similar to the Bonds of the 5.90% Series due 2033 (such substituted bonds hereinafter being referred to in this Article III, Section 2 as the “5.90% Series due 2033 Substituted Mortgage Bonds”). The 5.90% Series due 2033 Substituted Mortgage Bonds may only be delivered to the Trustee upon receipt by the Trustee of (i) a letter from Moody’s (as hereinafter defined), dated within ten days prior to the date of delivery of the 5.90% Series due 2033 Substituted Mortgage Bonds, stating that its rating of the 5.90% Series due 2033 Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 5.90% Series due 2033, (ii) a letter from S&P (as hereinafter defined), dated within ten days prior to the date of delivery of the 5.90% Series due 2033 Substituted Mortgage Bonds, stating that its rating of the 5.90% Series due 2033 Substituted Mortgage Bonds is at least equal to its then current rating on the Bonds of the 5.90% Series due 2033, (iii) an opinion of counsel, which may be counsel to the Company or any successor entity, that such substitution will not result in the recognition of capital gain or loss for U.S. federal income tax purposes to the holders of the Bonds of the 5.90% Series due 2033, (iv) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the 5.90% Series due 2033 Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued and (v) such other certificates and documents with respect to the issuance and delivery of the 5.90% Series due 2033 Substituted Mortgage Bonds as may be required by law or as the Trustee may reasonably request.

“Moody’s” means Moody’s Investors Service, Inc., a corporation organized and existing under the laws of the State of Delaware, its successors and their assigns, except that if such corporation shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “Moody’s” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

“S&P” means S&P Global Ratings, duly organized and existing under and by virtue of the laws of the State of New York, and its successors and assigns, except that if such rating agency shall be dissolved or liquidated or shall no longer perform the functions of a securities rating agency, then the term “S&P” shall be deemed to refer to any other nationally recognized securities rating agency selected by the Company.

ARTICLE IV

ADDITIONAL COVENANTS

The Company hereby covenants, warrants and agrees:

Section 1. Title to Mortgaged Property. That the Company is lawfully seized and possessed of all of the mortgaged property described in the granting clauses of this Supplemental Indenture; that it has good, right and lawful authority to mortgage the same as provided in this Supplemental Indenture; and that such mortgaged property is, at the actual date of the initial issue of the Bonds of the 5.90% Series due 2033 and at the date of issuance of any Additional Bonds, as applicable, free and clear of any deed of trust, mortgage, lien, charge or encumbrance thereon or affecting the title thereto prior to the Indenture, except as set forth in the granting clauses of the Original Indenture, the Thirty-Second Supplemental Indenture, the Thirty-Ninth Supplemental Indenture, the Forty-Second Supplemental Indenture, the Forty-Second Supplemental (Reopening) Indenture, the Forty-Third Supplemental Indenture, the Forty-Fourth Supplemental Indenture, the Forty-Fifth Supplemental Indenture, the Forty-Sixth Supplemental Indenture, the Forty-Seventh Supplemental Indenture, the Forty-Ninth Supplemental Indenture, the Fiftieth Supplemental Indenture, the Fifty-First Supplemental Indenture and this Supplemental Indenture.

Section 2. To Retire Certain Portions of Bonds upon Release of All or Substantially All of the Electric Properties. So long as any Bonds of any series originally issued prior to January 1, 1997 are outstanding, in the event all or substantially all of the electric properties shall have been released as an entirety from the lien of the Original Indenture, the Company will, at any time or from time to time within six months after the date of such release, retire Bonds outstanding under the Original Indenture in an aggregate principal amount equal to the fair value of the electric properties so released pursuant to Section 3 of Article VII of the Original Indenture, as stated in the engineer’s certificate required by Section 3(b) of said Article VII, and the proceeds of the electric properties so released pursuant to Section 5 of said Article VII. Such retirement of Bonds shall be effected in either one or both of the following methods:

(a) By the withdrawal pursuant to Section 2 of Article VIII of the Original Indenture of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release; or

(b) By causing the Trustee to purchase or redeem bonds, pursuant to Section 8 of Article VIII of the Original Indenture, out of any moneys deposited with the Trustee pursuant to Sections 3(d), 4(d) and 5 of Article VII of the Original Indenture upon such release.

The Bonds to be so retired pursuant to such Section 3 of Article VII of the Original Indenture shall include a principal amount of Bonds of each Series then outstanding in the same ratio to the aggregate principal amount of all Bonds so retired as the aggregate principal amount of all Bonds of each Series outstanding immediately prior to such release bears to the total principal amount of all Bonds then outstanding.

Section 3. The Bonds of the 5.90% Series due 2033 shall be subject to the following provision:

The Company agrees (i) to provide the Trustee with such reasonable information as it has in its possession to enable the Trustee to determine whether any payments pursuant to the Indenture are subject to the withholding requirements described in Section 1471(b) of the US Internal Revenue Code of 1986 (the “Code”) or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof (“Applicable Law”), and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments under the Indenture to the extent necessary to comply with Applicable Law, for which the Trustee shall not have any liability.

ARTICLE V

AMENDMENTS AND RESERVATIONS OF RIGHTS TO AMEND THE ORIGINAL INDENTURE

Section 1. So Long as Bonds Issued Prior to January 1, 1997 Remain Outstanding. So long as any of the Bonds of any series originally issued prior to January 1, 1997 shall remain outstanding:

(a) Notwithstanding the provisions of Section 4 of Article III of the Original Indenture, no Bonds shall be authenticated and delivered pursuant to the provisions of Article III of the Original Indenture and issued upon the basis of net bondable value of property additions for an aggregate principal amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

For the purposes of Subsections (e) and (f) of the definition of “net bondable value of property additions not subject to an unfunded prior lien,” contained in Article I of the Original Indenture, and Subdivisions 8 and 9 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(b) Notwithstanding the provisions of Section 3(a) of Article VIII of the Original Indenture, no moneys received by the Trustee pursuant to Section 5(a) of Article III of the Original Indenture shall be paid over by the Trustee in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien, and for the purposes of Section 3 of Article VII of the Original Indenture, the amount of cash required to be deposited by the Company pursuant to Subsection (d) of said Section 3 of Article VII shall not be reduced in an amount in excess of sixty percent (60%) of the net bondable value of property additions not subject to an unfunded prior lien.

(c) For the purposes of clauses (c) and (d) of the definition of “net bondable value of property additions subject to an unfunded prior lien,” contained in Article I of the Original Indenture, and Subsection 7 of clause (a) of Section 4 of Article III of the Original Indenture, in all computations made with respect to a period subsequent to April 1, 1949, the deductions therein referred to shall in each case be ten-sixths (10/6ths) of the respective amounts mentioned, in lieu of ten-sevenths (10/7ths).

(d) Subsection (a) of Section 14, clauses (1) and (2) of Subsection (a) of Section 16 of Article IV and clause (1) of Subsection (b) of Section 1 of Article XII of the Original Indenture shall be deemed amended by substituting the words “sixty percent (60%)” for “seventy percent (70%)” where they appear in said provisions of the Original Indenture.

(e) The definition of the term “net earnings available for interest, depreciation and property retirement,” as contained in Article I of the Original Indenture, shall be deemed to mean the net earnings of the Company ascertained as follows:

(I) The total operating revenues of the Company and the net non-operating revenues of the properties of the Company shall be ascertained:

(A) From the total, determined as provided in Subsection (a), there shall be deducted all operating expenses, including all salaries, rentals, insurance, license and franchise fees, expenditures for repairs and maintenance, taxes (other than income, excess profits and other taxes measured by or dependent on net taxable income), depreciation as shown on the books of the Company or an amount equal to the minimum provision for depreciation as hereinafter defined, whichever is greater, but excluding all property retirement appropriations, all interest and sinking fund charges, amortization of stock and debt discount and expense or premium and further excluding any charges to income or otherwise for the amortization of plant or property accounts or of amounts transferred therefrom.

(B) The balance remaining after the deduction of the total amount computed pursuant to Subsection (b) from the total amount computed pursuant to Subsection (a) shall constitute the “net earnings of the Company available for interest,” provided that not more than fifteen percent (15%) of the net earnings of the Company available for interest may consist of the aggregate of (1) net non-operating income, (2) net earnings from mortgaged property other than property of the character of property additions and (3) net earnings from property not subject to the lien of this Indenture.

(C) No income received or accrued by the Company from securities and no profits or losses of capital assets shall be included in making the computations aforesaid.

(D) In case the Company shall have acquired any acquired plant or systems or shall have been consolidated or merged with any other corporation, within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, there may be included, to the extent they may not have been otherwise included, the net earnings or net losses of such acquired plant or system or of such other corporation, as the case may be, for the whole of such period. The net earnings or net losses of such property additions, or of such other corporation for the period preceding such acquisition or such consolidation or merger, shall be ascertained and computed as provided in the foregoing subsections of this definition as if such acquired plant or system had been owned by the Company during the whole of such period, or as if such other corporation had been consolidated or merged with the Company prior to the first day of such period.

(E) In case the Company shall have obtained the release of any property pursuant to Section 3 of Article VII of the Original Indenture, of a fair value in excess of Five Hundred Thousand Dollars ($500,000), as shown by the engineer’s certificate required by said Section 3, or shall have obtained the release of any property pursuant to Section 5 of Article VII of the Original Indenture, the proceeds of which shall have exceeded Five Hundred Thousand Dollars ($500,000), within or after the particular period for which the calculation of net earnings of the Company available for interest, depreciation and property retirement is made, then, in computing the net earnings of the Company available for interest, depreciation and property retirement, the net earnings or net losses of such property for the whole of such period shall be excluded to the extent practicable on the basis of actual earnings and expenses of such property or on the basis of such estimates of the earnings and expenses of such property as the signers of an officers’ certificate filed with the Trustee pursuant to Section 3(b) of Article III or Section 16 of Article IV of the Original Indenture shall deem proper.

(II) The term “minimum charge for depreciation” as used herein shall mean an amount equal to (A) fifteen percent (15%) of the total operating revenues of the Company after deducting therefrom an amount equal to the aggregate cost to the Company of electric energy, gas and water purchased for resale to others and rentals paid for, or other payments made for the use of, property owned by others and leased to or operated by the Company, the maintenance of which and depreciation on which are borne by the owners, less (B) an amount equal to the expenditures for maintenance and repairs to the plants and property of the Company and included or reflected in its operating expense accounts.

(III) The terms “net earnings available for interest, depreciation and property retirement” and “net earnings of another corporation available for interest, depreciation and property retirement” as contained in Article I of the Original Indenture, when used with respect to any property or with respect to another corporation, shall mean the net earnings of such property or the net earnings of such other corporation, as the case may be, computed in the manner provided in Subsections (a), (b), (c) and (d) hereof.

(f) Notwithstanding the provisions of clauses (1) and (2) of Subsection (b) of Section 3 of Article III, and Subsection (b) of Section 14 of Article IV, and Subsection (b) of Section 16 of Article IV and clause (2) of Subsection (b) of Section 1 of Article XII of the Original Indenture, the computation of net earnings required therein shall be made as provided in Subsection (e) of this Section 1, and the net earnings tests required in said mentioned provisions of Articles III, IV and XII of the Original Indenture shall be based on two times the annual interest charges described in such provisions, instead of two and one-half times such charges, but shall not otherwise affect such provisions or relieve from the requirements therein pertaining to ten percent (10%) of the principal amount of Bonds therein described.

Section 2. Facsimile Signatures. All of the Bonds of the 5.90% Series due 2033 and of any series initially issued after the initial issuance of Bonds of the 5.90% Series due 2033 shall, from time to time, be executed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President or one of its Vice Presidents whose signature, notwithstanding the provisions of Section 12 of Article II of the Original Indenture, may be by facsimile, and its corporate seal (which may be in facsimile) shall be thereunto affixed and attested by its Secretary or one of its Assistant Secretaries whose signature, notwithstanding the provisions of the aforesaid Section 12, may be by facsimile.

In case any of the officers who have signed or sealed any of the Bonds of the 5.90% Series due 2033 or of any series initially issued after the initial issuance of Bonds of the 5.90% Series due 2033 manually or by facsimile shall cease to be such officers of the Company before such Bonds so signed and sealed shall have been actually authenticated by the Trustee or delivered by the Company, such Bonds nevertheless may be authenticated, issued and delivered with the same force and effect as though the person or persons who so signed or sealed such Bonds had not ceased to be such officer or officers of the Company; and also any such Bonds may be signed or sealed by manual or facsimile signature on behalf of the Company by such persons as at the actual date of the execution of any of such Bonds shall be the proper officers of the Company, although at the nominal date of any such Bond any such person shall not have been such officer of the Company.

Section 3. Reservation of Right to Amend Article VII. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of bonds of any series created after January 1, 1997, to make such amendments to the Original Indenture, as supplemented, as shall be necessary in order to amend Article VII thereof by adding thereto a Section 8 and a Section 9 to read as follows:

“SECTION 8. Notwithstanding any other provision of this Indenture, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 8, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any mortgaged property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) equals or exceeds an amount equal to 10/7ths of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

“(a) an officers’ certificate dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

“(b) an engineer’s certificate, dated the date of such release, stating (i) that the signer of such engineer’s certificate has examined such officers’ certificate in connection with such release, (ii) the fair value to the Company, in the opinion of the signer of such engineer’s certificate, of (A) all of the property constituting the trust estate, and (B) the mortgaged property to be released, in each case as of a date not more than 90 days prior to the date of such release, and (iii) that in the opinion of such signer, such release will not impair the security under this Indenture in contravention of the provisions hereof;

“(c) in case any bondable property is being acquired by the Company with the proceeds of, or otherwise in connection with, such release, an engineer’s certificate, dated the date of such release, as to the fair value to the Company, as of the date not more than 90 days prior to the date of such release, of the bondable property being so acquired (and if within six months prior to the date of acquisition by the Company of the bondable property being so acquired, such bondable property has been used or operated by a person or persons other than the Company in a business similar to that in which it has been or is to be used or operated by the Company, and the fair value to the Company of such bondable property, as set forth in such certificate, is not less than $25,000 and not less than 1% of the aggregate principal amount of Bonds at the time outstanding, such certificate shall be an independent appraiser’s certificate);

“(d) an officer’s certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, and stating that the fair value to the Company of all of the property constituting the trust estate (excluding the mortgaged property to be released but including any bondable property to be acquired by the Company with the proceeds of, or otherwise in connection with, such release) stated on the independent appraiser’s certificate filed pursuant to Section 8(c) equals or exceeds an amount equal to 10/7ths of such aggregate principal amount;

“(e) an officers’ certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

“(f) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.

“SECTION 9. If the Company is unable to obtain, in accordance with any other Section of this Article VII, the release from the lien of this Indenture of any property constituting part of the trust estate, unless an event of default shall have happened and be continuing, or shall happen as a result of the making or granting of an application to release mortgaged property permitted by this Section 9, the Trustee shall release from the lien of this Indenture any mortgaged property if the fair value to the Company thereof, as shown by the engineer’s certificate filed pursuant to Section 9(b), is less than 1/2 of 1% of the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, provided that the aggregate fair value to the Company of all mortgaged property released pursuant to this Section 9, as shown by all engineer’s certificates filed pursuant to Section 9(b) in any period of 12 consecutive calendar months which includes the date of such engineer’s certificate, shall not exceed 1% of the aggregate principal amount of the outstanding Bonds and prior lien bonds outstanding at the time of such release, upon receipt by the Trustee of:

“(a) an officers’ certificate, dated the date of such release, requesting such release, describing in reasonable detail the mortgaged property to be released and stating the reason for such release;

“(b) an engineer’s certificate, dated the date of such release, stating (A) that the signer of such engineer’s certificate has examined such officers’ certificate in connection with such release, (B) the fair value to the Company, in the opinion of the signer of such engineer’s certificate, of such mortgaged property to be released as of a date not more than 90 days prior to the date of such release, and (C) that in the opinion of such signer such release will not impair the security under this Indenture in contravention of the provisions hereof;

“(c) an officers’ certificate, dated the date of such release, stating the aggregate principal amount of outstanding Bonds and prior lien bonds outstanding at the time of such release, that 1/2 of 1% of such aggregate principal amount does not exceed the fair value to the Company of the mortgaged property for which such release is applied for as shown by the engineer’s certificate referred to in Section 9(b), and that 1% of such aggregate principal amount does not exceed the aggregate fair value to the Company of all mortgaged property released from the lien of this Indenture pursuant to this Section 9 as shown by all engineer’s certificates filed pursuant to Section 9(b) in such period of 12 consecutive calendar months;

“(d) an officers’ certificate, dated the date of such release, stating that, the Company is not, and by the making or granting of the application will not be, in default in the performance of any of the terms and covenants of this Indenture; and

“(e) an opinion of counsel, dated the date of such release, as to compliance with conditions precedent.”

The Company also reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by the foregoing Sections 8 and 9.

Section 4. Reservation of Right to Delete Certain Requirements and Conditions. The Company reserves the right subject to appropriate corporate action, but without the consent or other action of holders of Bonds of any series created after January 1, 1997 to:

(a) delete as a condition to the authentication of additional Bonds pursuant to Sections 4, 5 or 6 of Article III of the Original Indenture the requirement to file or deposit with the Trustee the officers’ certificate described in Section 3(b) of Article III of the Original Indenture;

(b) delete as a condition to the consolidation or merger of the Company into, or sale by the Company of its property as an entirety or substantially as an entirety to another corporation the requirement set forth in Section 1(b)(2) of Article XII of the Original Indenture;

(c) delete as a condition to the release of property pursuant to Section 3 of Article VII of the Original Indenture, the requirement to obtain an independent engineer’s certificate under the circumstances set forth in Section 3(c) of Article VII; and

(d) amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 4.

Section 5. Issuance of Variable Rate Bonds. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to clarify the ability of the Company to issue variable rate bonds under the Original Indenture, notwithstanding any provision of the Original Indenture to the contrary. The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing.

Section 6. Substitution of Bonds. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture as may be necessary in order to permit the Company to deliver to the Trustee in substitution for any bonds issued under the Original Indenture (except Bonds of the 5.90% Series due 2033, which are subject to Article III, Section 2 hereof), mortgage bonds or other similar instruments of the Company or any successor entity, whether by merger, combination or acquisition of all or substantially all of the assets of the Company, or otherwise, issued under a mortgage and deed of trust or similar instrument of the Company or any successor entity in like principal amount of like term and bearing the same rate of interest as the original bonds (such substituted bonds hereinafter being referred to as the “Substituted Mortgage Bonds”). The Substituted Mortgage Bonds may only be delivered to the Trustee upon receipt by the Trustee of (i) if the original bonds were rated by Moody’s, a letter from Moody’s, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to its then current rating on the original bonds, (ii) if the original bonds were rated by S&P, a letter from S&P, dated within ten days prior to the date of delivery of the Substituted Mortgage Bonds, stating that its rating of the Substituted Mortgage Bonds is at least equal to its then current rating on the original bonds, (iii) an opinion of counsel which may be counsel to the Company or any successor entity, to the effect that the Substituted Mortgage Bonds shall have been duly and validly authorized, executed, authenticated, and delivered and shall constitute the valid, legally binding and enforceable obligations of the Company or any successor entity enforceable in accordance with their terms, except as limited by bankruptcy, insolvency or other laws affecting the enforcement of mortgagees’ and other creditors’ rights and shall be entitled to the benefit of the mortgage and deed of trust or other similar instrument pursuant to which they shall have been issued and (iv) such other certificates and documents with respect to the issuance and delivery of the Substituted Mortgage Bonds as may be required by law or as the Trustee may reasonably request. The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing.

Section 7. Addition of a Governing Law Clause. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture to add the following new section:

“This Indenture shall be deemed to be a contract made under the laws of the State of Kansas and for all purposes shall be construed in accordance with the laws of the State of Kansas, without regard to conflicts of laws principles thereof.”

Section 8. Event of Default for Failure to Pay Final Judgments in Excess of $100,000. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture to delete Article IX, Section 1(j). The Company may make such other amendments to the Original Indenture as may be necessary or desirable in the opinion of the Company to effect the foregoing.

Section 9. Net Earnings Test in Connection with Property Acquisitions. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture to delete Article IV, Section 14(b) and reserves the right to further amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 9.

Section 10. Addition of Nuclear Fuel. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture to (i) add Nuclear Fuel to the definition of “Property Additions”; provided that there shall be no restrictions under the Original Indenture on the application of any controls, liens, regulations, easements, restrictions, exceptions or reservations by any governmental authority on the Nuclear Fuel, (ii) to allow the Company to at any time, unless the Company is in default in the payment of the interest on any of the bonds then outstanding or there is an ongoing event of default without any release or consent by, or report to, the Trustee, sell or otherwise dispose of, free from the lien of the Original Indenture, any Nuclear Fuel which shall have become old, inadequate, obsolete, worn out, unfit, unadapted, unserviceable, undesirable or unnecessary for use in the operations of the Company upon the replacement or substitution of such Nuclear Fuel with other Nuclear Fuel of at least equal value and subject to the lien of the Original Indenture and (iii) to further amend, modify or delete any other provision of the Original Indenture, as supplemented, as may be necessary in order to effectuate the intents and purposes contemplated by this Section 10.

The term ‘Nuclear Fuel’ shall mean (a) any fuel element, including nuclear fuel and associated means (and any similar or analogous device or substance), whether or not classified as fuel and whether or not chargeable to operating expenses, comprising or intended to comprise, or formerly comprising, the core, or other part, of a nuclear reactor or any similar or analogous device, (b) any fuel element, including nuclear fuel, and associated means (and any similar or analogous device or substance) while in the process of fabrication or preparation and special nuclear or other materials held for use in such fabrication or preparation, (c) any substances or materials formerly comprising such nuclear fuel and associated means (or any similar or analogous device or substance) and which substances or materials are undergoing or have undergone reprocessing and (d) uranium, thorium, plutonium, and any other substance or material from time to time used or selected for use by the Company as fuel material, or as potential fuel material, in a nuclear reactor or any similar or analogous device.

Section 11. Modernization of the Original Indenture. The Company reserves the right, subject to appropriate action, but without any consent or other action by holders of Bonds of the 5.90% Series due 2033, or of any subsequent series of bonds, to amend the Original Indenture to:

(a) Eliminate maintenance and improvement fund requirements;

(b) Simplify the provisions for release of obsolete property, de minimis property releases and substitution of property and unfunded property;

(c) Permit additional terms of bonds or forms of bond in supplemental indentures, including terms for uncertificated and global securities (or definitive securities in lieu thereof) and medium-term notes;

(d) Make any changes necessary to conform the Mortgage with the requirements of the Trust Indenture Act;

(e) Add defeasance provisions providing for covenant and legal defeasance options;

(f) Permit the Company to remove the trustee in certain circumstances;

(g) Provide for direction to the trustee under the Mortgage to vote pledged prior lien bonds for specified amendments to the prior lien mortgage;

(h) Provide broader investment directions to the trustee or permitting the Company to direct investment of money held by the Trustee, so long as there is no event of default under the Mortgage;

(i) Amend the definition of “Excepted Property” to exclude property which generally cannot be mortgaged without undue administrative burden (i.e. automobiles), but allowing the Company to subject Excepted Property to the Mortgage;

(j) Amend the definition of “Bondable Property” to allow all mortgaged property to be bondable; and

(k) Update the definition of “Permitted Liens.”

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 1. Acceptance of Trust. The Trustee accepts the trusts herein declared, provided, created or supplemented and agrees to perform the same upon the terms and conditions herein and in the Original Indenture, as amended, set forth and upon the following terms and conditions.

Section 2. Responsibility and Duty of Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made by the Company solely. In general each and every term and condition contained in Article XIII of the Original Indenture, as amended by the Second Supplemental Indenture, shall apply to and form part of this Supplemental Indenture with the same force and effect as if the same were herein set forth in full with such omissions, variations and insertions, if any, as may be appropriate to make the same conform to the provisions of this Supplemental Indenture.

Section 3. Parties to Include Successors and Assigns. Whenever in this Supplemental Indenture either of the parties hereto is named or referred to, such reference shall, subject to the provisions of Articles XII and XIII of the Original Indenture, be deemed to include the successors and assigns of such party, and all the covenants and agreements in this Supplemental Indenture contained by or on behalf of the Company, or by or on behalf of the Trustee, shall, subject as aforesaid, bind and inure to the respective benefits of the respective successors and assigns of such parties, whether so expressed or not.

Section 4. Benefits Restricted to Parties and to Holders of Bonds and Coupons. Nothing in this Supplemental Indenture, expressed or implied, is intended or shall be construed, to confer upon, or to give to, any person, firm or corporation, other than the parties hereto and the holders of the Bonds and coupons outstanding under the Indenture, any right, remedy or claim under or by reason of this Supplemental Indenture or any covenant, condition, stipulation, promise or agreement hereof, and all the covenants, conditions, stipulations, promises and agreements in this Supplemental Indenture contained by and on behalf of the Company shall be for the sole and exclusive benefit of the parties hereto, and of the holders of the Bonds and of the coupons outstanding under the Indenture.

Section 5. Execution in Counterparts. This Supplemental Indenture may be executed in several counterparts, and all such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

Section 6. Titles of Articles Not Part of the Fifty-Second Supplemental Indenture. The Titles of the several Articles of this Supplemental Indenture shall not be deemed to be any part thereof.

Section 7. Electronic Means. With respect to the Bonds of the 5.90% Series due 2033:

The Trustee shall have the right to accept and act upon instructions (“Instructions”), including fund transfer instructions given pursuant to this Supplemental Indenture and delivered using Electronic Means; provided, however, that the Company shall provide to the Trustee an incumbency certificate listing officers and other Company personnel with the authority to provide such Instructions (“Authorized Officers”) and containing specimen signatures of such Authorized Officers, which incumbency certificate shall be amended by the Company whenever a person is to be added or deleted from the listing or promptly upon reasonable request of the Trustee. If the Company elects to give the Trustee Instructions using Electronic Means and the Trustee in its reasonable discretion elects to act upon such Instructions, the Trustee’s reasonable understanding of such Instructions shall be deemed controlling. The Company understands and agrees that the Trustee shall be entitled to presume that directions that purport to have been sent by an Authorized Officer listed on the incumbency certificate provided to the Trustee have been sent by such Authorized Officer. The Company shall establish reasonable procedures to ensure that only Authorized Officers transmit such Instructions to the Trustee and that the Company and all Authorized Officers are solely responsible to safeguard the use and confidentiality of applicable user and authorization codes, passwords and/or authentication keys upon receipt by the Company. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such Instructions notwithstanding such directions conflict or are inconsistent with a subsequent written instruction. The Company agrees: (i) to assume all risks arising out of the use of the Electronic Means it selects to submit Instructions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized Instructions, and the risk of interception and misuse by third parties; (ii) that it is informed of the protections and risks associated with the various methods of transmitting Instructions to the Trustee and that there may be more secure methods of transmitting Instructions than the method(s) selected by the Company; (iii) that the security procedures (if any) to be followed in connection with its transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances; and (iv) to notify the Trustee immediately upon learning of any compromise or unauthorized use of the security procedures. For purposes of this Section 7, “Electronic Means” shall mean the following communications methods: e-mail, facsimile transmission, secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys issued by the Trustee, or another method or system specified by the Trustee as available for use in connection with its services hereunder.

Section 8. OFAC Compliance. With respect to the Bonds of the 5.90% Series due 2033:

(a) The Company covenants and represents that neither it nor, to the knowledge of the Company, any of its affiliates, subsidiaries, directors or officers are the target or subject of any sanctions enforced by the US Government (including the Office of Foreign Assets Control of the US Department of the Treasury (“OFAC”)), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”).

(b) The Company covenants and represents that neither it nor any of its affiliates, subsidiaries, directors or officers will use any part of the proceeds received in connection with the Indenture or any other of the transaction documents (i) to fund or facilitate any activities of or business with any person who, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business with any country or territory that is the target or subject of Sanctions, or (iii) in any other manner that will result in a violation of Sanctions by any person.

IN WITNESS HEREOF, EVERGY KANSAS CENTRAL, INC., party hereto of the first part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and sealed by its Chairman of the Board, President, Chief Executive Officer or a Vice President, and its corporate seal to be attested by its Secretary or an Assistant Secretary for and in its behalf, and The Bank of New York Mellon Trust Company, N.A., party hereto of the second part, has caused its corporate name to be hereunto affixed, and this instrument to be signed and attested by its duly authorized officer, all as of the day and year first above written.

(CORPORATE SEAL)

EVERGY KANSAS CENTRAL, INC.

By:	/s/ Geoffrey T. Ley
Geoffrey T. Ley Vice President, Corporate Planning and Treasurer

ATTEST:

By:	/s/ Heather A. Humphrey
Heather A. Humphrey, Senior Vice President, General Counsel and Corporate Secretary

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Mary Jo Wagener
Name: Mary Jo Wagener Title: Vice President

ATTEST:

By:	/s/ Letha Glover
Letha Glover Vice President

STATE OF MISSOURI	)
: ss.:
COUNTY OF JACKSON	)

BE IT REMEMBERED, that on this 7th day of November, 2023, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Geoffrey T. Ley and Heather A. Humphrey, of Evergy Kansas Central, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, and who are personally known to me to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

            /s/ Nicole A. Wehry

Notary Public

My Commission Expires: Feb. 4, 2027

NICOLE A. WEHRY

NOTARY PUBLIC – NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

STATE OF MISSOURI	)
: ss.:
COUNTY OF JACKSON	)

BE IT REMEMBERED, that on this 7th day of November, 2023, before me, the undersigned, a Notary Public within and for the County and State aforesaid, personally came Geoffrey T. Ley, and Heather A. Humphrey, of Evergy Kansas Central, Inc., a corporation duly organized, incorporated and existing under the laws of the State of Kansas, who are personally known to me to be such officers, being by me respectively duly sworn, did each say that the said Geoffrey T. Ley is Vice President, Corporate Planning and Treasurer and that the said Heather A. Humphrey is Senior Vice President, General Counsel and Corporate Secretary of said corporation, that the consideration of and for the foregoing instrument was actual and adequate, that the same was made and given in good faith, for the uses and purposes therein set forth and without any intent to hinder, delay, or defraud creditors or purchasers.

IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year last above written.

            /s/ Nicole A. Wehry

Notary Public

My Commission Expires: Feb. 4, 2027

NICOLE A. WEHRY

NOTARY PUBLIC – NOTARY SEAL

STATE OF MISSOURI

MY COMMISSION EXPIRES FEBRUARY 4, 2027

JACKSON COUNTY

COMMISSION #14391200

STATE OF TEXAS	)
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COUNTY OF HARRIS	)

BE IT REMEMBERED, that on this 7th day of November, 2023, before me, the undersigned, a Notary Public within and for the State aforesaid, personally came Mary Jo Wagener and Letha Glover, of The Bank of New York Mellon Trust Company, N.A., a national banking association, who are personally known to me or proved to be on the basis of sufficient identification to be such officers, and who are personally known to me or proved to me on the basis of sufficient identification to be the same persons who executed as such officers the within instrument of writing, and such persons duly acknowledged the execution of the same to be the act and deed of said corporation.

/s/ April Bradley Notary Public APRIL MICHELLE BRADLEY Notary ID # 133238619 My Commission Expires July 28, 2025